UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 26, 2008

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 732-404-1117

________________________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 26, 2008, the Compensation Committee of our Board of Directors approved 2008 Performance Goals for Mr. Robert Hickey, our President, CEO and CFO, Dr. Eli Pines, our Vice President and Chief Scientific Officer and Mr. Marc Sportsman, our Vice President of Sales. Satisfaction of the performance goals during the course of 2008 will determine eligibility for 2008 performance-based bonus compensation, as previously reported on Form 8-K dated January 18, 2008.

Criteria upon which Mr. Hickey’s bonus will be based include regulatory and sales and marketing activities related to REPEL-CV® Adhesion Barrier, new product and business development initiatives and financing activities. Criteria applicable to Dr. Pines’ bonus include REPEL-CV regulatory approvals and clinical studies and new product initiative regulatory activities. Mr. Sportsman’s bonus criteria include achieving targeted sales levels, strengthening domestic and overseas sales infrastructure and activities related to REPEL-CV domestic and foreign reimbursement authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SyntheMed, Inc.

Date: February 28, 2008	By:	/s/ Robert P. Hickey
Robert P. Hickey President, CEO and CFO